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                                  EXHIBIT 32.1

                     STATEMENT OF CHIEF EXECUTIVE OFFICER OF
                              GENUINE PARTS COMPANY
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Genuine Parts Company (the "Company") on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Larry
L. Prince, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Genuine Parts Company and will be retained by Genuine Parts Company and furnished to the Securities and Exchange Commission or its staff upon request.

    /s/ Larry L. Prince
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Larry L. Prince
Chairman of the Board and Chief Executive Officer
March 8, 2004